                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY
                                                              Exchange.3078756.5








                          LEASE AGREEMENT BETWEEN



                  W9/TIB REAL ESTATE LIMITED PARTNERSHIP,

                             AS LANDLORD, AND




                    BROOKS AUTOMATION, INC., AS TENANT







                          DATED JANUARY 31, 2000

                          BASIC LEASE INFORMATION


Lease Date:             January 31, 2000

Tenant:                 BROOKS AUTOMATION, INC., a Delaware corporation

Landlord:               W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware
                        limited partnership

Premises:               The entire building containing approximately 130,806
                        rentable square feet commonly known as 15 Elizabeth
                        Drive, Chelmsford, Massachusetts (the "BUILDING"), and whose street address is 15 Elizabeth Drive, Chelmsford, Massachusetts and the Land (hereinafter defined) and all other improvements located thereon, including, without limitation, the parking and loading areas on the Land, and the walkways and driveways providing access to the Building and such parking and loading areas. The
                        Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located
                        (the "LAND") is described on Exhibit B. The term
                        "Building" includes the Land and the driveways, parking facilities and similar improvements on the Land.
                        Provided that neither this Lease nor the 16 Elizabeth
                        Drive Lease (as hereinafter defined) has expired or been earlier terminated and that both of said Leases are in full force and effect, Tenant may use the parking and loading areas located on the Land and the parking and loading areas located on the Land (as such term is defined in the 16 Elizabeth Drive Lease).

Term: Approximately one hundred twenty-five (125) months, commencing on February 1, 2000 (the "COMMENCEMENT DATE") and ending at 5:00 p.m. on June 30, 2010, subject to adjustment and earlier termination as provided in the Lease.

Basic Rent:             Basic Rent shall be the following amounts for the
                        following periods of time:

            Lease Month                  Annual Basic Rent   Monthly Basic Rent
              1-7 (i.e., 2/1/00-8/31/00)   $  575,190.00       $   47,932.50
             8-19 (i.e., 9/1/00-8/31/01)   $  607,145.00       $   50,595.42
            20-31 (i.e., 9/1/01-8/31/02)   $  639,100.00       $   53,258.33
            32-55 (i.e., 9/1/02-8/31/04)   $1,569,672.00       $  130,806.00
            56-79 (i.e., 9/1/04-8/31/06)   $1,700,478.00       $  141,706.50
           80-103 (i.e., 9/1/06-8/31/08)   $1,831,284.00       $  152,607.00
          104-125 (i.e., 9/1/08-6/30/10)   $1,962,090.00       $  163,507.00



                        As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:       $1,000,000.00

Rent: Basic Rent, Taxes, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:          Subject to and to the extent permitted by all applicable
                        Laws, general office use, research and development, light manufacturing, and warehousing and distribution.

Initial Liability
Insurance Amount:       $3,000,000.00

Maximum Construction
Allowance:              $5.50 per rentable square foot.

Tenant's Address:     Prior to Commencement Date:     Following Commencement Date:
-----------------     ---------------------------     ----------------------------
                      15 Elizabeth Drive              15 Elizabeth Drive
                      Chelmsford, MA 01824-4111       Chelmsford, MA 01824-4111
                      Attn: Jeffrey Myrdek, C.E.M.,   Attn: Jeffrey Myrdek, C.E.M,
                      Manager of Corporate Facilities Manager of Corporate Facilities

                      With a copy to:                 With a copy to:
                      Brown Rudnick Freed &           Brown Rudnick Freed &
                      Gesmer, P.C.                    Gesmer, P.C.
                      One Financial Center            One Financial Center
                      Boston, MA  02111               Boston, MA  02111
                      Attn: Carl E. Axelrod, Esq.     Attn: Carl E. Axelrod, Esq.

Landlord's Address:   For all Notices:                With a copy to:
                      Archon Group, L.P.              Choate, Hall & Stewart
                      1275 K Street NW, Suite 900     Exchange Place
                      Washington, DC 20005            53 State Street
                                                      Boston, MA   02109-2891
                                                      Attn: Anne Rickard Jackowitz, P.C.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

                                    LANDLORD:

                                    W9/TIB REAL ESTATE LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By:   W9/TIB Gen-Par, Inc., a Delaware
                                          corporation, its general partner


                                    By:
                                        Name:
                                        Title:

                                    TENANT:

                                    BROOKS AUTOMATION, INC.,
                                    a Delaware corporation


                                    By:
                                        Name:
                                        Title:

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.            Definitions and Basic Provisions                                1

2.            Lease Grant                                                     1

3.            Term                                                            1

4.            Rent                                                            1
              (a) Payment                                                     1
              (b) Operating Costs; Taxes; Electrical Costs                    2

5.            Delinquent Payment; Handling Charges                            4

6.            Security Deposit                                                4

7.            Landlord's Obligations                                          7
              (a) Services                                                    7
              (b) Landlord's Maintenance Obligations                          8
              (c) Excess Utility Use                                          8
              (d) Restoration of Services; Abatement                          9
              (e) Landlord's Compliance with Applicable Legal
                  Requirements                                                9

8.            Improvements; Alterations; Repairs; Maintenance.                9
              (a) Improvements; Alterations                                   9
              (b) Repairs; Maintenance                                       10
              (c) Performance of Work                                        11
              (d) Mechanic's Liens                                           11
              (e) Utilities                                                  12
              (f) Floor Load; Heavy Machinery                                12

9.            Use                                                            12

10.           Assignment and Subletting                                      13
              (a) Transfers                                                  13
              (b) Consent Standards                                          13
              (c) Request for Consent                                        13
              (d) Conditions to Consent                                      13
              (e) Cancellation                                               14
              (f) Additional Compensation                                    14
              (g) Permitted Transfers                                        14

11.           Insurance; Waivers; Subrogation; Indemnity                     15
              (a) Tenant's Insurance                                         15

              (b) Landlord's Insurance                                       16
              (c) Waiver of Negligence; No Subrogation                       16
              (d) Indemnity                                                  16

12.           Subordination; Attornment; Notice to Landlord's Mortgagee      16
              (a) Subordination                                              16
              (b) Attornment                                                 17
              (c) Notice to Landlord's Mortgagee                             17
              (d) Landlord's Mortgagee's Protection Provisions               17
              (e) Subordination, Non-Disturbance and Attornment
                  Agreement                                                  17

13.           Rules and Regulations                                          18

14.           Condemnation                                                   18
              (a) Total Taking                                               18
              (b) Partial Taking - Tenant's Rights                           18
              (c) Partial Taking - Landlord's Rights                         18
              (d) Award                                                      18

15.           Fire or Other Casualty                                         19
              (a) Repair Estimate                                            19
              (b) Landlord's and Tenant's Rights                             19
              (c) Landlord's Rights                                          19
              (d) Repair Obligation                                          19

16.           Personal Property Taxes                                        20

17.           Events of Default                                              20

18.           Remedies                                                       21

19.           Payment by Tenant; Non-Waiver                                  22
              (a) Payment by Tenant                                          22
              (b) No Waiver                                                  22

20.           Landlord's Lien                                                22

21.           Surrender of Premises                                          22

22.           Holding Over                                                   23

23.           Certain Rights Reserved by Landlord                            23

24.           [intentionally omitted]                                        24

25.           Miscellaneous                                                  24

              (a) Landlord Transfer                                          24
              (b) Landlord's Liability                                       24
              (c) Force Majeure                                              24
              (d) Brokerage                                                  24
              (e) Estoppel Certificates                                      25
              (f) Notices                                                    25
              (g) Separability                                               25
              (h) Amendments; and Binding Effect                             25
              (i) Quiet Enjoyment                                            25
              (j) No Merger                                                  26
              (k) No Offer                                                   26
              (l) Entire Agreement                                           26
              (m) Waiver of Jury Trial                                       26
              (n) Governing Law                                              26
              (o) Joint and Several Liability                                26
              (p) Financial Reports                                          26
              (q) Landlord's Fees                                            27
              (r) Telecommunications                                         27
              (s) Confidentiality                                            27
              (t) Hazardous Materials                                        27
              (u) List of Exhibits                                           28
              (v) Time of Essence                                            28
              (w) Signage                                                    28
              (x) Access                                                     28
              (y) Termination of Prior Lease                                 28
              (z) Failure of Tenant to Continuously Occupy the Premises      29
              (aa) Rooftop Equipment                                         29
              (bb) Notice of Lease                                           30
              (cc) Landlord's Authority, Etc.                                31
              (dd) Fiber Optic Lines                                         31

26.           Other Provisions                                               31

                                   LEASE


      THIS LEASE AGREEMENT (this "LEASE") is entered into as of January 31, 2000, between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and BROOKS AUTOMATION, INC., a Delaware corporation ("TENANT").

      1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Property, and "LAW" shall mean any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and "INCLUDING" means including, without limitation.

      2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

      3. TERM. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested the same, an amendment substantially in the form of Exhibit E hereto confirming the Commencement Date and the expiration date of the initial Term, that Tenant has accepted the Premises, and that Landlord has performed all of its obligations with respect to the Premises.

      4. RENT.

            (a) PAYMENT. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease, without notice, deduction or set off, except as otherwise expressly set forth herein, at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual

Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

            (b)   OPERATING COSTS; TAXES; ELECTRICAL COSTS.

                  (1) Tenant shall pay all of the Operating Costs (defined below) ("ADDITIONAL RENT"). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time (but not more than twice in any Lease Year), Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant, which estimate shall itemize each increased cost. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

                  (2) The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Premises, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (management fees, which management fees shall not exceed fair market management fees for comparable buildings in the Greater Boston area) of all employees engaged in the operation, maintenance, and security of the Premises, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Premises; (C) costs for improvements made to the Premises which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Premises, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority and capital improvements related to roof replacement and replacement of rooftop HVAC units, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by Tenant other than pursuant to a provision similar to this Section 4.(b); (E) insurance expenses;
(F) repairs, replacements, and general maintenance of the Premises; (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Premises (including, without limitation, alarm service, window cleaning, and elevator maintenance); and (H) accounting fees incurred by Landlord for the accounting services performed in connection with the Premises.

                  Operating Costs shall not include costs for (i) capital improvements made to the Premises, other than capital improvements described in
Section 4.(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;
(iii) interest, amortization or other payments on loans to Landlord or any ground lease rent; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) Taxes (defined below); (viii) franchise or federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (ix) any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Costs);
(x) salaries and bonuses of officers and executives of Landlord; (xi) any fees, costs, and commissions incurred in procuring or attempting to procure tenants including, but not necessarily limited to brokerage commissions, finders fees, attorney's fees and expenses, entertainment costs and travel expenses; (xii) the cost of advertising or promotion for the Building; (xiii) reserves; (xiv) Landlord's charitable or political contributions; (xv) Landlord's travel or entertainment expenses; (xvi) depreciation of the Building; and (xvii) provided Tenant is not in default of any provisions of this Lease beyond all applicable notice and cure periods, fines or penalties arising solely out of Landlord's breach of any obligation hereunder.

                  (3) Tenant shall also pay all of the Taxes for each year and partial year falling within the Term in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Premises (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "TAXES" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Premises. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement. Taxes shall be deemed payable over the longest period allowed by law. Tenant may file for and prosecute tax abatements pertaining to the Premises only after it has notified Landlord that Tenant desires Landlord pursue a tax abatement and Landlord elects not to pursue such a tax abatement and so notifies Tenant in writing. If Tenant files for and prosecutes a tax abatement pertaining to the Premises, Tenant shall simultaneously provide Landlord with all filings made with the taxing authorities and with any other information reasonably requested by Landlord.

                  (4)   Intentionally Omitted.

                  (5) By April 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Additional Rent or Taxes due, then Tenant shall promptly pay Landlord such deficiency.

                  (6) Provided (A) Tenant is not in default hereunder, and (B) Tenant has paid Landlord the Operating Costs in question, Tenant shall have the right, exercisable not more than once each Lease Year, to examine Landlord's books and records relating to Operating Costs for the prior Lease Year only. Such examination shall be performed (i) at Landlord's office, (ii) at Tenant's sole cost and expense, (iii) upon prior reasonable written notice to Landlord,
(iv) during normal business hours, and (v) within sixty (60) days after receipt of the Operating Costs and Tax Statement. In the event Tenant's examination reveals a discrepancy, Landlord shall promptly (but no later than thirty (30) days) reimburse Tenant for the amount of any overpayment. If Tenant's examination of Landlord's books and records reveals an overcharge of more than five percent (5%), Landlord shall, within thirty (30) days after receipt of a written invoice, reimburse Tenant for the reasonable costs of such audit. In conducting such audit, Tenant shall use an independent certified public accountant experienced in auditing Operating Costs, which accountant shall be paid on an hourly basis (and not on a contingency or success fee basis). Such audit shall be conducted in accordance with generally accepted rules of auditing practices. Any information obtained by Tenant pursuant to the provisions of this
Section 3(b)(6) shall be treated as confidential.

            (c) BILLING FOR ELECTRICITY. Tenant shall pay (as hereinafter described) for the use of all electrical service to the Premises. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms, and upon default in making any such payment which continues for more than ten (10) days after written notice to Tenant, Landlord may pay such charges and collect the same from Tenant. In the event for any reason Tenant cannot be billed directly, Landlord shall forward each bill received with respect to the Building to Tenant, which Tenant shall pay within thirty (30) days of receiving each such bill unless the terms of the each such bill specify otherwise.

      5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of fifteen percent per annum or the maximum lawful rate of interest; additionally, if Tenant fails to make any payment due hereunder more than once in any Lease Year, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

      6. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which Security Deposit shall be the same Security Deposit held under this Lease and under the 16 Elizabeth Drive Lease (as hereinafter defined in Section 17(b)) and shall be held by Landlord to secure Tenant's performance of its obligations under this Lease and under the 16 Elizabeth Drive Lease. If, for whatever reason, either this Lease or the 16 Elizabeth Drive Lease terminates prior to the stated expiration date and/or the Term of only one of said Leases is extended and no further obligations are due and owing under the expired and/or terminated Lease, the Security Deposit shall continue to secure Tenant's obligations under the applicable Lease which has not expired and/or terminated. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 17). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee or return same to Tenant and Landlord thereafter shall have no further liability for the return of the Security Deposit.

      In lieu of a cash Security Deposit, simultaneously with the execution and delivery of this Lease, Tenant may deliver to Landlord an irrevocable and unconditional standby letter of credit made payable to Landlord, its successors and assigns, in the sum of $1,000,000.00 (the "LETTER OF CREDIT"), in the form of the sample letter of credit attached hereto as Exhibit I or in such other form as is reasonably acceptable to Landlord, which shall secure the performance by Tenant of all obligations on the part of Tenant hereunder. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Landlord. Although Landlord shall only have the right to draw under the Letter of Credit as set forth herein, under the terms of the Letter of Credit, the sole condition to Landlord's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the Term of this Lease so as to expire no earlier than thirty (30) days following the Lease expiration date and shall contain such other customary terms as Landlord requires in its reasonable discretion. It is agreed: (i) that the Letter of Credit may be drawn upon to cure any Event of Default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon Landlord's demand, Tenant shall reimburse the issuer for the amount so drawn so that the Letter of Credit will be restored to its original amount; (ii) subject to the provisions of clause (iv) below, that the Letter of

Credit may be drawn upon if the Letter of Credit has not been extended or renewed without amendment at least forty-five (45) days prior to any then-current expiration date thereof; (iii) that if the rating of the issuer of the Letter of Credit at any time drops below A, then, within sixty (60) days of Landlord's demand, Tenant shall replace the Letter of Credit with another Letter of Credit in a form reasonably acceptable to Landlord and with an issuer with a rating of at least an A and otherwise reasonably acceptable to Landlord; Landlord may draw on the existing Letter of Credit if, after Landlord requests that Tenant replace the Letter of Credit as aforesaid, Landlord is not provided with a substitute Letter of Credit in a form, and from an issuer, satisfactory to Landlord as provided above upon the earlier of (x) the expiration of said sixty-day period or (y) at least forty-five (45) days prior to the then-current expiration date of the Letter of Credit; (iv) if at any time, but in any event, at least sixty (60) days prior to the expiration of the Letter of Credit, Tenant may seek Landlord's consent to switch issuers of the Letter of Credit provided the prospective issuer has a rating of at least an A and is otherwise reasonably acceptable to Landlord and the new form of Letter of Credit satisfies the requirements of Landlord hereunder and is otherwise reasonably acceptable to Landlord; Landlord may draw on the existing Letter of Credit if, after Tenant requests Landlord's consent to switch issuers as aforesaid, Landlord is not provided with a substitute Letter of Credit in a form, and from an issuer, satisfactory to Landlord in its sole and absolute discretion at least forty-five
(45) days prior to the then-current expiration date of the Letter of Credit; (v) that should the Premises be conveyed by Landlord, the Letter of Credit or any portion thereof shall be assigned to Landlord's grantee, and if the same be assigned as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Letter of Credit and its application or return, and Tenant agrees to look to such grantee for such application or return, provided such grantee assumes Landlord's obligations under this Lease (including this Section 6); and (vi) that the Letter of Credit shall be returned to Tenant upon the later of (a) thirty (30) days after the expiration of the Term or any renewal or extension thereof, or (b) the date Tenant has vacated the Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension thereof as provided herein and has paid Landlord all sums due and owing under this Lease.

      Notwithstanding any of the foregoing provisions of this Section 6 to the contrary, if Tenant has a Tangible Net Worth of at least $165,000,000.00 on the eighteenth (18th) month after the Commencement Date (the "REDUCTION DATE"), the Security Deposit (or the applicable Letter or Credit) shall be reduced by $500,000.00, provided that on the Reduction Date (i) the Lease is in full force and effect, (ii) no Event of Default exists, (iii) no Event of Default has occurred, and (iv) Tenant has not assigned this Lease to anyone other than a Permitted Transferee. If on the Reduction Date the Security Deposit (or the applicable Letter of Credit) shall not be reduced because one or more of the conditions set forth in clauses (i), (ii) or (iii) above cease to exist on the Reduction Date, the Security Deposit (or applicable Letter of Credit) shall not be reduced during any succeeding calendar year. If on the Reduction Date the Security Deposit (or applicable Letter of Credit) shall not be reduced because only the condition set forth in clause (iv) above (as opposed to the conditions set forth in any of clauses (i), (ii) or (iii) above) ceases to exist on the Reduction Date and/or Tenant does not have a Tangible Net Worth of at least $165,000,000.00 on the Reduction Date, the Security Deposit (or applicable Letter of

Credit) shall be so reduced on the date that Tenant has achieved a Tangible Net Worth of $165,000,000.00, provided the conditions set forth in clauses (i),
(ii), (iii) and (iv) above exist on such date. If the Security Deposit (or applicable Letter of Credit) is reduced pursuant to the foregoing provisions, Landlord shall return the amount of the reduction if Tenant paid the Security Deposit in cash or Tenant may replace and/or amend the Letter of Credit accordingly.

      If Tenant initially provides Landlord with a cash Security Deposit, Tenant may replace such cash Security Deposit with a Letter of Credit in accordance with the provisions of the preceding paragraph. Upon Landlord's receipt of a Letter of Credit satisfying the terms and conditions of the preceding paragraph, Landlord shall promptly return the cash Security Deposit to Tenant.

      For the purposes of this Section 6, a rating of at least A (or its equivalent) shall mean that such issuer has a rating of at least A (or its equivalent) from two (2) of the following four (4) rating agencies: Fitch Investors Service, Moody's Investor Service, Standard & Poor's Corporation and Duff & Phelps.

      7.    LANDLORD'S OBLIGATIONS

            (a) SERVICES. Landlord shall furnish to Tenant the following services (the cost of which services shall be considered Operating Costs): (1) water at those points of supply to the Building as currently exist; (2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service (which janitorial service shall include service to the interior and exterior of the Building and the Premises and shall include the services customarily provided to comparable properties by reputable professional management companies, including, without limitation, maintenance, repairs and replacement of (u) the parking area associated with the Building and located on the Premises, (v) all grass, shrubbery and other landscape treatments on the Premises, (w) the exterior of the Building (including painting), (x) sprinkler systems and sewage lines, and (y) any other maintenance, repair or replacement items normally associated with the foregoing) to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floors of the Building, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays if any person(s) other than Tenant or any assignees or sublessees of Tenant permitted hereunder occupies any portion of the Premises; and (5) electrical current for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. While Tenant is the sole occupant of the Building, Tenant may, with Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), substitute at Tenant's expense any of the providers of the services described in this Section 7.(a) with reputable, licensed (if applicable) third party service providers located in the area in which the Building is located; provided, however, Tenant shall provide Landlord with copies of all contracts with any such service provider and said contracts shall be in form and substance reasonably satisfactory to Landlord. If, in accordance with the provisions of the preceding sentence, Tenant engages (at its own cost) providers for all of the services to be provided by Landlord under this Section 7.(a), the management fee included in Operating Costs shall be reduced to the greater of (i) $1,800.00 per month or (ii) one and one-quarter percent (1-1/4%) of the gross revenues derived by Landlord from the Premises. If Tenant engages providers of the services set forth in this Section 7.(a) as aforesaid and any such services are provided, in Landlord's reasonable discretion, at an unsatisfactory level as would customarily be provided to comparable buildings, Landlord may, upon at least twenty (20) days prior written notice to Tenant (except in the event of an emergency or in situations where Landlord's prompt action is necessary to prevent damage or deterioration to any portion of the Premises, in which case no advance notice shall be required), elect to provide such services and the management fee shall no longer be reduced; provided, however, to the extent the twenty-day grace period exists, Landlord's election shall be deemed null and void and of no further force and effect if Tenant causes the services being performed at an unsatisfactory level to be performed at a satisfactory level within the twenty-day period.

      Landlord and Tenant hereby acknowledge and agree that, as of the Commencement Date, Tenant shall engage providers of the services set forth in this Section 7.(a). If Tenant is engaging providers of such services in accordance with the provisions of this Lease, Landlord may perform periodic inspections of the Building and all such inspection costs shall be considered an Operating Cost and paid by Tenant in accordance with Section 4 above. However, upon sixty (60) days prior written notice to Landlord, Tenant may elect to have Landlord provide such services.

            (b) LANDLORD'S MAINTENANCE OBLIGATIONS. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations (other than those set forth in Section 7(a), if applicable) are limited to the repair, maintenance and replacement of the Building's roof and the repair, maintenance and replacement of the foundation and structural members of exterior walls (the "BUILDING'S STRUCTURE"); Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing, (2) for alterations to the Building's Structure required by applicable law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility), (3) any such work caused by Tenant's negligence or its failure to comply with the provisions of this Lease, or (4) any costs incurred by Landlord in connection with the repair, maintenance and/or replacement of the roof, which repair, maintenance and/or replacement costs shall be considered an Operating Cost and paid by Tenant in accordance with Section 4 above. The Building's Structure does not include skylights, windows, glass or plate glass, doors, special fronts, or office entries, all which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacements or maintenance for which Landlord specifically is responsible for under this Lease shall be limited to the cost of performing the work. Notwithstanding any provisions of this Lease to the contrary, Landlord may replace the roof and the roof membrane at any time, but shall be required to replace the roof and the roof membrane if the cost to repair the roof and the roof membrane over an aggregate twelve-month period exceeds $30,000.00 provided that such repair work is not necessitated by either a catastrophic failure caused by severe weather events or any act or omission by or on behalf of any Tenant Party.

            (c) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment that requires more than the electrical capacity currently provided in the Building (the "BASE BUILDING ELECTRICAL CAPACITY"). If Tenant's requirements for consumption of electricity exceed the Base Building Electrical Capacity, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of the Base Building Electrical Capacity unless approved in advance by Landlord. The use of electricity in the Building shall not exceed the capacity of existing feeders and risers to or wiring in the Building. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs, or expenses. If Tenant uses machines or equipment in the Building which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Building, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

            (d) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than fifteen (15) consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises.

            (e) LANDLORD'S COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. Landlord shall comply with all legal requirements directly applicable to the structural elements of the Building; but only to the extent that a failure to so comply shall materially affect the Building, Tenant's use thereof or Tenant's access thereto or results in Tenant being held responsible for the violation. Landlord may contest in good faith the validity or application of any legal requirements with which Landlord may be obligated to comply. Notwithstanding the foregoing, all expenses incurred by Landlord to comply with all such legal requirements enacted after the date of this Lease shall be considered an Operating Cost and paid by Tenant in accordance with Section 4 above.

      8.    IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

            (a) IMPROVEMENTS; ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Notwithstanding the foregoing, Tenant may from time to time make alterations, additions or improvements to the Building, without the consent of Landlord and without Landlord's approval of plans, provided: (i) the cost thereof shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any consecutive twelve-month period; (ii) Tenant shall, prior to commencing any such alterations, additions and/or improvements in the Building in connection therewith, furnish Landlord with a complete set of plans and specifications for any such alterations, additions and/or improvements; (iii) such alterations, additions and/or improvements shall not involve or affect the exterior or the structure of the Building or any of the mechanical or plumbing systems of the Building or the base building electrical system, as such base building electrical system exists after Tenant's installation of the Work (but such alterations may include minor electrical alterations not affecting the base building electrical system); and (iv) Tenant shall comply with all requirements of this Lease with respect to such alterations, additions and/or improvements other than obtaining the prior approval of Landlord. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. Notwithstanding any provisions of the preceding sentence to the contrary, if Tenant is the sole occupant of the Building, Landlord's prior written consent shall only be required with respect to the painting or installation of lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises which would affect the exterior of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law. Landlord shall cooperate with Tenant in obtaining any permits or licenses sought by Tenant in connection with the Premises provided Landlord shall never be required to pay any out-of-pocket expenses in connection therewith.

            (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition as exists after the construction of the Work (as hereinafter defined) and any other alterations, additions or improvements performed by Tenant, reasonable wear and tear and damage by fire, other casualty and eminent domain excepted, consistent with the operation of a first class building consistent with the

Permitted Use, and shall not permit or allow to remain any waste or damage to any portion of the Premises. If Tenant elects to engage providers for all services in accordance with Section 7.(a) above, Tenant shall enter into preventative maintenance/service contract(s) with maintenance contractor(s) reasonably approved by Landlord for servicing the landscaping of the Premises and all air conditioning, heating and ventilating equipment, elevators and other equipment located within or serving the Premises. All preventative maintenance/service contracts shall be in form and substance reasonably satisfactory to Landlord and shall provide that the maintenance contractor shall provide Landlord with quarterly reports respecting the maintenance of the subject equipment. Upon request from Landlord, Tenant shall provide Landlord with copies of all such preventative maintenance/service contracts maintained by Tenant. Irrespective of whether or not Tenant elects to engage providers for all services in accordance with Section 7.(a) above, Tenant shall repair or replace, subject to Landlord's reasonable direction and supervision, any improvement or system installed by Tenant within the Premises and any damage to the Building caused by Tenant, Tenant's transferees, or their respective agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen
(15) days (or such shorter period of time required to prevent any damage from occurring to the Premises) after the occurrence of such damage, then Landlord may, after written notice to Tenant, make the same at Tenant's cost. Notwithstanding any provisions of this Lease to the contrary, if the cost to repair one of the existing rooftop HVAC units exceeds twenty-five percent (25%) of the replacement cost for such unit, Landlord shall pay for such replacement cost within twenty (20) business days after satisfaction of the following terms and conditions: (i) Landlord and Tenant agree in writing on any such replacement cost, on the specification of the new rooftop unit, and on the contractor to install such new unit; (ii) Tenant shall ensure such new unit is installed in accordance with applicable Laws; (iii) Tenant shall not be in default under this Lease; (iv) this Lease shall be in full force and effect; (v) Tenant has provided Landlord with evidence reasonably satisfactory to Landlord that the new unit has been installed in accordance with applicable Laws; (vi) Tenant has maintained and repaired such unit in accordance with the provisions of this Lease; and (vii) such replacement costs shall be considered an Operating Cost and paid by Tenant in accordance with Section 4 above.

            (c) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors reasonably approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the structural elements, and the plumbing, electrical lines, or other utility transmission facility). All such work which may affect the Building's HVAC, electrical, plumbing, other mechanical systems, or structural elements must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work, unless otherwise approved by Landlord.

      Tenant shall provide sworn statements, including the names, addresses and copies of contracts for all contractors, and upon completion of any work shall promptly furnish Landlord with sworn owner's and contractor's statements and full and final waivers of lien covering all labors and materials included in the work in question.

            (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

            (e) UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto. To the extent Tenant is not billed directly for any such utilities, any amounts payable by Tenant under this Section shall be due within ten (10) days after Landlord has invoiced Tenant therefor.

            (f) FLOOR LOAD; HEAVY MACHINERY. (i) Tenant shall not place a load upon any floor in the Building exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery and/or heavy equipment into or out of the Building without Landlord's prior consent, not to be unreasonably withheld, conditioned or delayed, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

                  (ii) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

      9. USE. Tenant shall occupy and use the Premises only for the Permitted Use, and for no other purposes, and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. If Tenant fails to cease or remediate such acts within five (5) days after Landlord's request that Tenant do so, then such acts shall be an Event of Default. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

         10. ASSIGNMENT AND SUBLETTING

            (a) TRANSFERS. Except as provided in Section 10.(g), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10.(a)(1) through 10.(a)(6) being a "TRANSFER").

            (b) CONSENT STANDARDS. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of the Premises, provided that the proposed transferee is creditworthy, has a good reputation in the business community, will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

            (c) REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness. Landlord shall approve such request, or indicate its basis for refusing consent, within thirty (30) days after receipt of such request and receipt of all of the information enumerated in the preceding sentence. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

            (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

            (e) CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

            (f) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, seventy-five percent (75%) of the excess of
(1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over
(2) the Rent allocable to the portion of the Premises covered thereby.

            (g) PERMITTED TRANSFERS. Notwithstanding Section 10.(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

                  (1)   an Affiliate of Tenant;

                  (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the greater of (i) the Tangible Net Worth of Tenant as of the date hereof, or (ii) the Tangible Net Worth of Tenant at the time of any such Permitted Transfer; or

               (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the greater of (i) the Tangible Net Worth of Tenant as of the date hereof, or (ii) the Tangible Net Worth of Tenant at the time of any such Permitted Transfer.

      Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its sole discretion).

      11.   INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

            (a) TENANT'S INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises,
(3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

            (b) LANDLORD'S INSURANCE. Landlord shall carry throughout the Term of this Lease fire and extended coverage insurance on the Building for at least 90% of the full replacement value.

            (c) WAIVER OF NEGLIGENCE; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

            (d) INDEMNITY. Subject to Section 11.(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises during the Term or any holdover by Tenant or any person or entity deriving rights from Tenant beyond the expiration of the Term (other than any Loss arising out of a breach of Tenant's obligations under Section 25.(t), which shall be subject to the indemnity in such section) except to the extent caused by the negligence or fault of Landlord or its agents or (2) Tenant's failure to perform its obligations under this Lease except to the extent caused by the negligence or fault of Landlord or its agents. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party.

      12.   SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE

            (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease (any such security instrument or lease, a "MORTGAGE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing. Provided Tenant receives a Non-Disturbance Agreement from each such Mortgagee, Tenant shall execute agreements confirming the subordination or superiority of this Lease to any Mortgage upon Landlord or Landlord's Mortgagee's reasonable request.

            (b) ATTORNMENT. Provided Tenant receives a Non-Disturbance Agreement from such party, Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

            (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

            (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment unless such rent is actually received by Landlord's Mortgagee; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

            (e) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. Simultaneously upon Tenant's execution of this Lease, Tenant shall execute a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit J. Landlord shall return a fully executed Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit J, executed by Landlord and the Lender named therein to Tenant as soon as reasonably possible. Landlord shall use reasonable efforts (which efforts shall not require the expenditure of funds or the threat (or commencement) of litigation) to obtain a so-called "nondisturbance agreement" from any future Landlord's Mortgagee in the form attached hereto as Exhibit J or another form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders (either the form attached hereto as Exhibit J or such other reasonably acceptable form being herein referred to as the "NON-DISTURBANCE AGREEMENT"). The subordination of Tenant's rights hereunder to any future Landlord's Mortgagee under Section 12.(a) and the attornment of Tenant to any future Landlord Mortgagee under Section 12.(b) shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a Non-Disturbance Agreement.

      13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

      14.   CONDEMNATION.

            (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

            (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

            (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.(b).

            (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

      15.   FIRE OR OTHER CASUALTY

            (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

            (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred ten (210) days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 15.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

            (c) LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

            (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If the Premises are not substantially restored within two hundred ten (210) days after a Casualty, Tenant shall have the right to terminate this Lease upon at least sixty (60) days prior written notice; provided, however, if Landlord substantially restores the Premises within said sixty-day period, Tenant's termination notice shall be null and void and the provisions of this Lease shall remain in full force and effect.

      16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

      17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

            (a) Tenant's failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 17.(a) on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

            (b) an Event of Default occurs under that certain Lease Agreement dated January 31, 2000 by and between Landlord and Tenant with respect to the premises known and numbered as 16 Elizabeth Drive, Chelmsford, Massachusetts (the "16 ELIZABETH DRIVE LEASE");

            (c) Tenant abandons the Premises or any substantial portion thereof;

            (d) Tenant fails to comply with the Permitted Use set forth herein and the continuance of such failure for a period of five (5) days after Landlord has delivered to Tenant written notice thereof;

            (e) Tenant fails to provide any estoppel certificate within the time period required under Section 25.(e) and such failure shall continue for five days after written notice thereof from Landlord to Tenant;

            (f) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; provided that if the default is of such a nature that it may not be reasonably cured within thirty (30) days, then no Event of Default shall occur hereunder if Tenant commences curing within such thirty (30) day period and thereafter diligently and continuously pursues such cure to completion within a period of not more than seventy-five (75) days after the delivery of such notice; and

            (g) The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17.(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

      18. REMEDIES. Upon an Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder, take any of the following actions:

            (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term plus Landlord's estimate of aggregate expenses of reletting to the Premises, discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Northeast Edition, in its listing of "Money Rates," minus one percent, similarly discounted, minus (B) the then present fair rental rate value of the Premises for such period;

            (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all out-of-pocket costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a); or

            (c) Additionally, upon five (5) days prior written notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

      Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative except as otherwise expressly provided herein; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Notwithstanding the foregoing, Landlord shall only recover its damages allowed hereunder once.

      19.   PAYMENT BY TENANT; NON-WAIVER

            (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

            (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

      20. LANDLORD'S LIEN. Intentionally omitted, provided that the deletion of this Section shall not be construed to be a waiver of Landlord's lien rights provided by law.

      21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under
Section 20. The provisions of this Section 21 shall survive the end of the Term.

      22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (a) 150% of the daily Basic Rent payable during the last month of the Term, or (b) 125% of the prevailing rental rate in the Building for similar space. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

      23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

            (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

            (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

            (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

      24.   [INTENTIONALLY OMITTED]

      25.   MISCELLANEOUS.

            (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

            (b) LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

            (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

            (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Grubb & Ellis Management Services, Inc. and CRESA Partners, whose commission shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

            (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

            (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

            (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

            (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

            (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

            (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

            (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

            (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

            (m) WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

            (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

            (o) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

            (p) FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and will give

Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective purchasers of the Building,
(2) in litigation between Landlord and Tenant, and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.(p) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

            (q) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

            (r) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding any provisions of this
Section 25.(r) to the contrary, and provided Tenant obtains Landlord's prior written consent as aforesaid, Tenant may make or perform certain installations affecting Tenant's telecommunications systems provided that: (i) any such installations only affect the Premises; (ii) no such installations affect any of the Building HVAC, mechanical, electrical or plumbing systems; (iii) Tenant shall promptly repair and restore any damage caused by any such installation; and (iv) upon Landlord's request, at the earlier termination or expiration of this Lease, Tenant shall restore the Premises to the condition that existed on the date of this Lease.

            (s) CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

            (t) HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.(t), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25.(t). This indemnity provision shall survive termination or expiration of the Lease.

            (u) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

      Exhibit A    -    Outline of Premises
      Exhibit B    -    Legal Description of Building
      Exhibit C    -    Building Rules and Regulations
      Exhibit D    -    Tenant Finish-Work:  Allowance
      Exhibit E    -    Amendment No. 1
      Exhibit F    -    Form of Tenant Estoppel Certificate
      Exhibit G    -    Renewal Option
      Exhibit H    -    [Intentionally Omitted]
      Exhibit I    -    Sample Letter of Credit
      Exhibit J    -    Form of Subordination, Non-Disturbance
                        and Attornment Agreement


            (v) TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

            (w) SIGNAGE. Tenant may install, at Tenant's risk and expense, one
(1) sign on the exterior facade of the Building, one (1) sign (4 feet x 4 feet) on the ground in front of the main entrance of the Building, and one (1) company identification/directional sign in the same location as the existing company identification/directional sign and at a size no bigger than such existing sign, in accordance with all Laws and subject to Landlord's prior approval and consent, which approval and consent shall not be unreasonably withheld, conditioned or delayed.

            (x) ACCESS. Tenant shall have twenty-four (24) hour access to the Premises seven (7) days a week (subject to force majeure, emergency, etc.).

            (y) TERMINATION OF PRIOR LEASE. The Lease dated March 17, 1995 by and between Teachers Insurance and Annuity Association of America (the successor of which is Landlord) and Tenant, as amended by that certain First Amendment to Lease dated as of May 15, 1998 by and between Landlord and Tenant (as amended the "PRIOR LEASE") for the Premises shall be automatically terminated and, subject to the provisions of this Section 25(y), of no further force and effect upon the date ("TERMINATION DATE") that each of the following has occurred:

                  (i) the Commencement Date (as herein defined) has occurred; and

                  (ii) Tenant has paid rent and all other amounts due and payable by Tenant to Landlord for the period up through and including the Termination Date under the Prior Lease (including, without limitation, all Taxes and Operating Expenses (as such terms are defined under the Prior Lease) due and owing up through and including the Termination Date which may be adjusted after the Termination Date; provided however, adjustments to Taxes and Operating Expenses may be paid after the Termination Date provided such Taxes and Operating Expenses are paid in accordance with the provisions of the Prior Lease), which obligations shall survive the early termination of the Prior Lease.

After the Termination Date, Tenant shall perform all obligations under the Prior Lease which expressly survive the expiration or termination of such Lease, including, without limitation, the provisions of Sections 10.1 and 14.25 thereof. Except as set forth herein, all rights and obligations of the parties under the Prior Lease shall cease as of the Termination Date.

            (z) FAILURE OF TENANT TO CONTINUOUSLY OCCUPY THE PREMISES. If, for more than one hundred eighty (180) consecutive days or more than one hundred eighty (180) days in a three hundred sixty-five (365) day period, Tenant (1) vacates the Premises or (2) fails to continuously operate its business therein, Landlord may terminate the Lease upon giving written notice to Tenant as of the date specified in such notice. If Landlord terminates this Lease, then this Lease shall terminate and neither party shall have any further obligations hereunder as of the terminate date except as otherwise provided herein and Tenant shall pay to Landlord all Rent accrued through the termination date. Thereafter, Landlord may lease the Premises (or any portion thereof) to any person without liability to Tenant.

            (aa) ROOFTOP EQUIPMENT. Tenant may install, at Tenant's risk and expense and to be used solely by Tenant, a dish style antennae of no more than five (5) feet in diameter (the "ROOFTOP EQUIPMENT") on the roof of the Building at a location approved by Landlord. The Rooftop Equipment shall be used only by Tenant. Before installing the Rooftop Equipment, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld, conditioned or delayed to the extent such plans and specifications do not reflect alterations which affect the exterior or structure of the Building or its HVAC, plumbing or mechanical systems or its base building electrical system) plans and specifications which (A) specify in detail the design, location and size of the Rooftop Equipment (and, with respect to the Rooftop Equipment, such specifications shall also contain the frequency of such equipment) and (B) are sufficiently detailed to allow for the installation of the Rooftop Equipment in a good and workmanlike manner and in accordance with all laws, regulations, restrictions (governmental or otherwise) and architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time (the "LEGAL REQUIREMENTS"). None of the Rooftop Equipment shall protrude more than five (5) feet above the elevation of the roof on which it is installed and all such equipment must be painted in a color reasonably acceptable to Landlord to minimize visibility. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Rooftop Equipment in accordance with all Legal Requirements and shall obtain all consents and permits required for the installation and operation thereof; copies of all such permits and evidence of such consents must be submitted to Landlord before Tenant begins to install the Rooftop Equipment. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Rooftop Equipment while it is on the Building and operate and maintain the Rooftop Equipment in such a manner so as not to unreasonably interfere with any equipment (including any other satellite, antennae, or other transmission facility) on the Building's roof or in the Building. Landlord may require that Tenant screen the Rooftop Equipment with a parapet or other screening device reasonably acceptable to Landlord. All electrical usage for the Rooftop Equipment shall be separately metered or, at Landlord's election, shall be placed on the same electrical meter as the Premises. Tenant shall maintain the Rooftop Equipment and screening device in good repair and condition. Landlord may relocate the Rooftop Equipment to another location on the roof of the Building at its sole cost and expense upon prior written notice to Tenant so long as the new location does not materially interfere with Tenant's reception received by the satellite or antennae, unless said relocation is requested because the Rooftop Equipment is unreasonably interfering with other equipment on the Building's roof or in the Building (in which case Tenant shall pay for the cost of such relocation). Upon Landlord's written request (but not otherwise), Tenant shall, at its risk and expense, remove the Rooftop Equipment (including all wiring related thereto), within five
(5) days after the occurrence of any of the following events: (i) the termination of Tenant's right to possess the Premises; (ii) the termination of the Lease; (iii) the expiration of the Term; or (iv) the Premises shall be vacated by Tenant and any and all assignees and/or sublessees approved by Landlord hereunder. If Tenant fails to do so, Landlord may remove all or any part of the Rooftop Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten (10) days after Landlord's request therefor. Tenant shall repair any damage to the Building caused by or relating to the Rooftop Equipment, including that which is caused by its installation, maintenance, use, or removal and shall indemnify Landlord against all liabilities, losses, damages, and costs arising from the installation, maintenance, use, or removal of the Rooftop Equipment (UNLESS THE LIABILITIES, LOSSES, DAMAGES, AND COSTS IN QUESTION WERE CAUSED BY LANDLORD'S SOLE OR GROSS NEGLIGENCE OR WILFUL MISCONDUCT). All work relating to the Rooftop Equipment shall, at Tenant's expense, be coordinated with Landlord's roofing contractor so as not to affect any warranty for the Building's roof and shall not penetrate the roof.

            (bb) NOTICE OF LEASE. Tenant agrees not to record this Lease and, subject to the provisions of Section 25.(s) above, to keep the terms of this Lease confidential, but each party hereto agrees, at the request of the others to execute a so-called Notice of Lease in recordable form complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the Rent or other charges payable by Tenant hereunder.

            (cc) LANDLORD'S AUTHORITY, ETC. Landlord represents and warrants that (i) it is the record owner of the Premises in fee simple, (ii) it has full right and authority to execute this Lease, and (iii) this Lease does not conflict with any other agreement to which Landlord is bound.

            (dd) FIBER OPTIC LINES. Subject to the provisions of Section 8 above, Tenant, at its sole cost and expense and with Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), may install underground fiber optic lines within the Premises. Notwithstanding any provisions of this Section 25.(dd) to the contrary, Landlord shall not be deemed to have unreasonably withheld its consent to any installation that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall promptly repair and restore any damage caused by any such installation and, upon Landlord's request, at the earlier termination or expiration of this Lease, Tenant shall restore the Premises to the condition that existed on the date of this Lease. Any and all such installations of fiber optic lines shall comply with all applicable Laws.

      26. OTHER PROVISIONS. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease Agreement to be duly executed as a Massachusetts instrument under seal as of the day and year first above written.

                                    TENANT:

                                    BROOKS AUTOMATION, INC., a Delaware
                                    corporation


                                    By:
                                       Name:
                                       Title:


                                    LANDLORD:

                                    W9/TIB REAL ESTATE LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                    By: W9/TIB Gen-Par, Inc., a Delaware
                                        corporation, its general partner


                                    By:
                                       Name:
                                       Title:

                                 EXHIBIT A

                            OUTLINE OF PREMISES

                                 EXHIBIT B

                       LEGAL DESCRIPTION OF BUILDING

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot D-1 on a plan of land entitled "Plan of Land in Chelmsford, Massachusetts as drawn for Raymond A. & Barbara F. Carye," dated July, 1981 by Merrimac Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Plan 81, more particularly bounded and described as follows:

                    NORTHEASTERLY:  by Lot C-1 as shown on said plan One Hundred
                                    Forty-Six and 38/100 (146.38) feet;

                    EASTERLY:       by said Lot C-1 by three courses together
                                    measuring Five Hundred Thirty-Five and
                                    13/100 (535.13) feet;

                    NORTHERLY:      by land now or formerly of New England Power
                                    Company Four Hundred Twenty-Six and 80/100
                                    (426.80) feet;

                    WESTERLY:       by land now or formerly of Mass. Electric
                                    Company as shown on said plan Five Hundred
                                    Forty-Six and 86/100 (546.86) feet;

                    NORTHERLY:      by land now or formerly of Mass. Electric
                                    Company One Hundred Four and 59/100 (104.59) feet;

                    SOUTHWESTERLY:  by Turnpike Road as shown on said plan Three
                                    Hundred Fifteen and 03/100 (315.03) feet;

                    SOUTHERLY, EASTERLY AND SOUTHERLY:
                                    by Lot E and Elizabeth Drive as shown on said plan by four courses together totaling Five Hundred Thirty-Seven and 46/100 (537.46) feet.

Containing 7.63 acres according to said plan.

Together with an easement for drainage in common with others entitled thereto crossing Lot C-1 dated July 14, 1982, recorded as Instrument No. ________ on July 15, 1983 and as shown on plan recorded.

LOT C-1 CONTAINS 4.5662 ACRES ACCORDING TO SAID PLAN. TOGETHER WITH THE EASEMENTS, RIGHTS, BENEFITS AND APPURTENANCES DESCRIBED IN THE FOLLOWING INSTRUMENTS (ALL RECORDING REFERENCES REFER TO THE MIDDLESEX NORTH DISTRICT REGISTRY OF DEEDS): (A) EASEMENT DATED JUNE 18, 1980 RECORDED IN BOOK 2425, PAGE 127, AND (B) GRANT OF EASEMENT DATED MAY 11, 1981 AND RECORDED IN BOOK 2481, PAGE 206.

                                 EXHIBIT C

                      BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Building, and the appurtenances thereto:

      1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by Tenant or used by Tenant for purposes other than ingress and egress to and from the Premises and for going from one to another part of the Building.

      2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid by Tenant.

      3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

      4. Tenant shall provide all door locks into the Premises, at the cost of Tenant, and Tenant shall not place any additional door locks in the Premises without providing Landlord with a key for such locks. Tenant shall furnish to Landlord a reasonable number of keys to the Premises, at Tenant's cost.

      5. Landlord may prescribe reasonable weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

      6. Corridor doors, when not in use, shall be kept closed to the extent required by applicable law. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Premises. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

      7. Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

      8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

      9. Tenant shall not use or keep in the Building any flammable or explosive fluid or substance.

      10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      11. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

      12. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing of any vehicles belonging to a Tenant Party.

                                 EXHIBIT D

                       TENANT FINISH-WORK: ALLOWANCE

      1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

      2. Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld, delayed or conditioned), of all alterations, improvements and installations that Tenant proposes to construct, install and complete in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the alterations, improvements and installations called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. If any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval or disapproval, as the case may be, of the final working drawings (inclusive of any approval required by the Building's engineer of record) shall be completed within ten (10) business days of Landlord's receipt of such working drawings. If Landlord disapproves the final working drawings, Landlord shall specify the reasons for such disapproval in writing to Tenant. Landlord's approval of such working drawings shall not be unreasonably withheld, delayed or conditioned, provided that (a) they comply with all applicable laws, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the alterations, improvements and installations in a good and workmanlike manner, (c) the alterations, improvements and installations depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant alterations, improvements and installations (a copy of which has been delivered to Tenant), and (d) the alterations, improvements and installations do not affect the Building's Structure or any of its HVAC, electrical, mechanical or plumbing systems. As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all alterations, improvements and installations to be constructed in accordance with and as indicated on the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Landlord shall, at Tenant's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord (which approval shall not be withheld, delayed or conditioned), and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan of the improvements as constructed.

      3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. Promptly upon Landlord's approval of the Working Drawings and delivery of the Premises to Tenant, Tenant shall commence the construction of the Work and diligently and continuously pursue the completion of the same. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

      4. The entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction, labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance (as hereinafter defined) shall be paid by Tenant.

      5. Landlord shall provide to Tenant a construction allowance (the "CONSTRUCTION ALLOWANCE") equal to the lesser of (a) $5.50 per rentable square foot in the Premises or (b) the Total Construction Costs, as adjusted for any approved changes to the Work.

      Subject to the terms and conditions of this Lease, Landlord shall pay the Construction Allowance to Tenant for the purpose of financing a portion of the Work. As conditions to Tenant's right to receive the Construction Allowance: (i) Tenant shall not be in default under the Lease; (ii) the Lease shall be in full force and effect; (iii) the Work, or a portion of the Work, shall be, in Landlord's reasonable discretion, substantially complete; (iv) Tenant shall furnish to Landlord: (A) if the entire Work is substantially complete, a Certificate of Occupancy respecting the Premises; and (B) such evidence as Landlord may reasonably require to evidence that all persons furnishing or supplying labor and materials in connection with the construction of the Work, or in the case of completion of a portion of the Work, have been paid and that no lien exists of record with respect thereto; and (v) Tenant shall not request any portion of the Construction Allowance more than once a month. Landlord shall fund the Construction Allowance within twenty (20) business days from Tenant's written request for the same provided that Tenant has complied with the requirements set forth in the preceding sentence. Upon paying the full amount of the Construction Allowance to Tenant in accordance with the provisions hereof, Landlord shall have no further obligation to extend any credit to Tenant.

      6. In consideration for Landlord's management and supervision of services performed in connection with the Work, Tenant shall pay to Landlord, within ten
(10) business days after demand therefor, the actual costs incurred by Landlord to review and approve the Working Drawings and/or any drafts and/or modifications thereto and to review the construction of the Work.

      7. At Tenant's election and subject to Tenant's prior written notice of same to Landlord, Tenant may use all or a portion of the Construction Allowance (as defined above) to finance all or a portion of the Work as defined above and/or all or a portion of the Work as defined in the 16 Elizabeth Drive Lease subject to the provisions of this Lease as they relate to construction of the Work as defined above and to the provisions of the 16 Elizabeth Drive Lease as they relate to construction of the Work as defined in the 16 Elizabeth Drive Lease.

                                 EXHIBIT E

                              AMENDMENT NO. 1

     This Amendment No. 1 (this "AMENDMENT") is executed as of         , 2000
between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and BROOKS AUTOMATION, INC., a Delaware corporation ("TENANT"), for the purpose of amending the Lease Agreement between Landlord and Tenant dated January 31, 2000 (the "LEASE"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                                AGREEMENTS

      For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

      1. CONDITION OF PREMISES. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects and Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

      2. COMMENCEMENT DATE. The Commencement Date of the Lease is
______________, 2000. If the Commencement Date set forth in the Lease is different than the date set forth in the preceding sentence, then the Commencement Date as contained in the Lease is amended to be the Commencement Date set forth in the preceding sentence.

     3. EXPIRATION DATE. The Term is scheduled to expire on          , 199___.
If the scheduled expiration date of the initial Term as set forth in the Lease is different than the date set forth in the preceding sentence, then the scheduled expiration date as set forth in the Lease is hereby amended to the expiration date set forth in the preceding sentence.

      4. CONTACT NUMBERS. Tenant's telephone number in the Premises is        .
Tenant's telecopy number in the Premises is            .

      5. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

      6. BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

      7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

      Executed as of the date first written above.

                                    TENANT:

                                    BROOKS AUTOMATION, INC., a Delaware
                                    corporation


                                    By:
                                       Name:
                                       Title:


                                    LANDLORD:

                                    W9/TIB REAL ESTATE LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                    By: W9/TIB Gen-Par, Inc., a Delaware
                                        corporation, its general partner


                                    By:
                                      Name:
                                     Title:

                                 EXHIBIT F

                    FORM OF TENANT ESTOPPEL CERTIFICATE


      The undersigned is the Tenant under the Lease (defined below) between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and the undersigned as Tenant, of the Premises located at 15 Elizabeth Drive, Chelmsford, Massachusetts, and hereby certifies as follows:

     1. The Lease consists of the original Lease Agreement dated as of       ,
199___ between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):

The documents listed above are herein collectively referred to as the "LEASE" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

      2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

     3. The Term commenced on              , 2000 and the Term expires,
excluding any renewal options, on            , 200__, and Tenant has no option
to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

      4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

      5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due
through             . The current monthly installment of Basic Rent is $       .

      6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

      7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

      8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

      9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

      10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

      11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

      12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

      13. Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                , 199   .

                                    TENANT:

                                    BROOKS AUTOMATION, INC., a Delaware
                                    corporation


                                    By:
                                       Name:
                                       Title:

                                    EXHIBIT G

                                 RENEWAL OPTION

      Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "PREVAILING RENTAL RATE"), at the commencement of such extended Term, for renewals of space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate (and failure of Tenant to notify Landlord within the time period prescribed above shall be deemed acceptance) or if, after a timely rejection by Tenant of such determination, the Prevailing Rental Rate is determined according to the procedures set forth in this Exhibit, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

            (a) Basic Rent shall be adjusted to the Prevailing Rental Rate;

            (b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

            (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant rejects Landlord's determination of the Prevailing Rental Rate, Tenant may, but only within ten (10) days after receipt of Landlord's notice, require by written notice to Landlord that the determination of Prevailing Rental Rates be made by brokers. In such event, within ten (10) days thereafter, each party shall select a qualified commercial real estate broker with at least ten (10) years experience in appraising property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of Prevailing Rental Rates within ten (10) days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding ten (10) day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five (5) days) choose either the determination of

Landlord's broker or Tenant's broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. The parties shall equally share the costs of any third broker. The parties shall immediately confirm the renewal term, Basic Rent and the other terms and conditions so determined, in writing.

      Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant's financial condition or creditworthiness has materially deteriorated since the date of this Lease.

                                    EXHIBIT H

                             [Intentionally Omitted]

                                    EXHIBIT I

                             SAMPLE LETTER OF CREDIT


Beneficiary/Landlord:                    Issuance Date:
W9/TIB Real Estate Limited Partnership   ______________________, 2000
c/o Archon Group, L.P.
1275 K Street NW, Suite 900              Irrevocable Standby Letter
Washington, DC  20005                        of Credit No. _______________

Applicant/Accountee/Tenant:              Credit Amount:
Brooks Automation, Inc.                      USD $_____________________
15 Elizabeth Drive                           Up to an Aggregate Thereof
Chelmsford, MA 01824-4111                    Date and Place of Expiry:
                                             _______________, _____
                                             At Our Counters in Boston, MA


Ladies and Gentlemen:

      We hereby issue our irrevocable standby letter of credit in your favor for the account of the applicant for an aggregate amount not to exceed _______________________________US DOLLARS available for payment by presentation of your draft(s) drawn on ourselves at sight, and accompanied by the following documents:

      1. Your statement/certificate, on your letterhead, signed by a person purporting to be your authorized officer/representative, appropriately completed in the following form:

      A. "The undersigned, an authorized officer/representative of W9/TIB Real Estate Limited Partnership (the "Landlord"), hereby certifies with regard to __________ standby letter of credit no. __________ that Brooks Automation, Inc. (the "Tenant") is in default relative to the Lease Agreement dated January 31, 2000 (the "Lease") by and between Landlord and Tenant and such default has continued uncured beyond all applicable notice and grace periods."

            OR

      B. "We are in receipt of _______________ Notice of Non-Extension of its letter of credit no. _______________ and Brooks Automation, Inc. (the "Tenant") has failed to provide a replacement letter of credit reasonably acceptable to us as of the date of our drawing and the Tenant remains liable to us pursuant to the Lease."

      2. The original of this letter of credit (for endorsement of drawing), which will be returned unless the credit is fully utilized.

      Partial drawings are permitted.

      Draft(s) must indicate the name of the issuing bank, the letter of credit number and must be presented at this office (the address specified below).

      It is a condition of this letter of credit that it shall be deemed automatically extended without amendment for an additional period of one year from the present or each future expiration date hereof, but not beyond July 31, 2010, unless at least forty-five (45) days prior to any such expiration date we notify you by certified mail, that we elect not to so extend this letter of credit for any such additional period. Upon receipt by you of such notice, you may draw hereunder your draft(s) at sight on ourselves for the then full amount of this letter of credit accompanied by your statement as specified above.

      This letter of credit is transferable in its entirety, but not in part, to any successor landlord under the Lease and may be successively transferred. If it is your intention to transfer your interest hereunder, kindly return the letter of credit to us for appropriate endorsement and furnish us with your instructions. Please note your signature on your request for transfer must be authenticated by your bank. (Transfer form is attached.) In the event of transfer all required documents are to be signed by the transferee.

      This letter of credit sets forth in full the terms of our obligations to you, and our undertaking shall not in any way be amended or amplified by reference to any documents, instruments or any agreement referred to herein or to which this letter of credit related, and such reference, if any, shall not be deemed to incorporate herein by reference any document, instrument or agreement.

      Except as otherwise expressly stated herein, this letter of credit is subject to the International Standby Practices (ISP98), the International Chamber of Commerce, Publication No. 590, and shall, as to matters not governed by ISP98, be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      We engage with you that all draft(s) drawn under and in compliance with the terms and conditions of this letter of credit shall be duly honored on presentation to us at our office at _______________, Boston, MA _______, Attn:
_______________, ____ Floor on or before the expiring date as specified above or any automatically extended date herein before set forth.


                                    Very truly yours,



                                    By: _______________________________
                                        Name:
                                        Title:

                                    TRANSFER

         This form is to be used where a Letter of Credit is transferred in its entirety and no substitution of invoices is involved.

                                      Date


                         Re: Credit issued or advised by

                          -----------------------------


Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:



                          (Name of Second Beneficiary)


                                    (Address)


                             (Name of Advising Bank)


                                    (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

I. By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the Second Beneficiary and the Second Beneficiary shall have the sole rights as beneficiary thereof, including sole rights relating to any amendment, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the Second Beneficiary without necessity of any consent of or notice to the undersigned beneficiary.

      The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the Second Beneficiary with your customary notice of transfer, or advise the letter of credit to the Second Beneficiary by telex/SWIFT.

SIGNATURE AUTHENTICATED             Very truly yours,


(Bank)
                                    By: ______________________________
(Authorized Signature)                  Name:
                                        Title:

                                    EXHIBIT J

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      This AGREEMENT is made and entered into as of ___________________, 2000, by and among LaSalle National Bank, as Trustee for GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GSFL1 ("Lender"), W9/TIB Real Estate Limited Partnership ("Landlord") and Brooks Automation, Inc. ("Tenant").

      1.    RECITALS.

            1.1 Mortgage. Lender is the holder of a Promissory Note dated ________________, 19__, in the original principal amount of $_________________
of Landlord, which is secured, inter alia, by a Mortgage and Security Agreement (the "Mortgage") and Assignment of Lease and Rents (the "Lease Assignment") covering premises more particularly described in the Mortgage (the "Premises").

            1.2 Lease. Landlord and Tenant entered into a Lease dated January 31, 2000 (the "Lease"), whereby Landlord demised to Tenant a portion of the Premises (the "Demised Premises").

      2. CONSIDERATION. The terms of the Lease constitute a material inducement to Lender's consent thereto and entering into and performing this Agreement.

      3. SUBORDINATION OF THE LEASE. This Lease shall be and is hereby made subject and subordinate to the Mortgage.

      4. NON-DISTURBANCE. Lender shall not, in the exercise of any right, remedy, or privilege granted by the Mortgage or the Lease Assignment, or otherwise available to Lender at law or in equity, disturb Tenant's possession under the Lease so long as:

      (a) Tenant is not in default beyond any applicable grace periods under any provision of the Lease or this Agreement at the time Lender exercises any such right, remedy or privilege; and

      (b) The Lease at that time is in force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, if such approval is required by the terms of the Mortgage or the Lease Assignment; and

      (c) Tenant thereafter continues to fully and punctually perform all of its obligations under the Lease without default thereunder beyond any applicable cure period; and

      (d) Tenant attorns to or at the direction of Lender, as provided in Paragraph 5. Without limiting the foregoing, and so long as the foregoing conditions are met, Lender agrees that (i) Tenant will not be named as a party to any foreclosure or other proceeding instituted by Lender to enforce the terms of the Mortgage or the Lease Assignment; (ii) any sale or other transfer of the Demised Premises or of the Landlord's interest in the Lease, pursuant to foreclosure or any voluntary conveyance or other proceeding in lieu of foreclosure, will be subject and subordinate to Tenant's possession under the Lease; and (iii) the Lease will continue in force and effect according to its original terms, or with such amendments as Lender shall have approved, if such approval is required by the terms and conditions of the Mortgage or the Lease Assignment.

      5. ATTORNMENT. Tenant shall attorn to Lender, to any receiver or similar official for the Demised Premises appointed at the instance and request, or with the consent, of Lender and to any person who acquires the Demised Premises, or the Landlord's interest in the Lease, or both, pursuant to Lender's exercise of any right, remedy or privilege granted by the Mortgage, or otherwise at law or in equity. Without limitation, Tenant shall attorn to any person or entity that acquired the Demised Premises pursuant to foreclosure of the Mortgage, or by any proceeding or voluntary conveyance in lieu of such foreclosure, or from Lender, whether by sale, exchange or otherwise. Any attornment to anyone other than Lender shall be conditioned upon Tenant receiving a non-disturbance from such entity.

      Upon any attornment under this Paragraph 5, the Lease shall continue in full force and effect as a direct lease between Tenant and the person or entity to whom Tenant attorns, except that such person or entity shall not be:

      (i) liable for any breach, act or omission of any prior landlord; or

      (ii) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

      (iii) bound by any rent or additional rent or other payment in lieu of rent which Tenant might have paid to any prior landlord more than 30 days in advance of its due date under the Lease or which such person or entity has physical possession of; or

      (iv) bound by any amendment or modification of the Lease made without Lender's written consent, where such consent is required by the Mortgage; or

      (v) bound by any notice given by Tenant to Landlord, whether or not such notice is given pursuant to the terms of the Lease, unless a copy thereof was then also given to Lender; or

      (vi) be liable for any security deposit or other sums held by any prior landlord, unless actually received.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only during such person or entity's period of ownership, and such liability shall not continue or survive as to the transferor after a transfer by such person or entity of its interest in the Lease and the Demised Premises.

      6.    REPRESENTATIONS AND WARRANTIES.

            6.1 Joint and Several. Landlord and Tenant hereby jointly and severally represent and warrant to Lender as follows regarding the Lease:

      (a) A true and correct copy of the Lease (inclusive of all riders and exhibits thereto) is attached to the counterpart of this Agreement being delivered to Lender. There are no other oral or written agreements, understandings or the like between Landlord and Tenant relating to the Demised Premises or the Lease transaction.

      (b) Tenant has accepted possession of the Demised Premises, is in occupancy thereof under the Lease, and the term commenced on ____________ ___ , 2000.

      (c) Under the Lease, Tenant is presently obligated to pay rent without present right of defense or offset, at the rate of $47,932.50 per month. Rent is paid through and including ______________ ___, 2000. No rent has been paid more than 30 days in advance, and Tenant has no claim against the Landlord for any deposits or other sums.

      (d) The Lease has not been modified, altered or amended in any respect.

      (e) All of the improvements contemplated by the Lease have been entirely completed as required therein.

      (f) The addresses for notices to be sent to Tenant and Landlord are as set forth in the Lease.

      (g) To Tenant's knowledge, Tenant has no right of first refusal, option or other right to purchase the Premises or any part thereof, including, without limitation, the Demised Premises.

      6.2 Several. Landlord and Tenant severally represent and warrant to Lender with respect to themselves, but not with respect to the other:

      (a) The execution of the Lease was duly authorized, the Lease was properly executed and is in full force and effect and is valid, binding and enforceable against Tenant and Landlord and there exists no default, nor state of facts which with notice, the passage of time, or both, could ripen into a default, on the part of either Tenant or Landlord.

      (b) There has not been filed by or against nor, to the best of the knowledge and belief of the representing party, is there threatened against or contemplated by, Landlord or Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws.

      (c) There has not been any assignment, hypothecation or pledge of the Lease or rents accruing under the Lease, other than pursuant to the Mortgage and the Lease Assignment. Tenant makes the representation set forth in this subparagraph only to its best knowledge and belief.

      7. RENTS. Landlord and Tenant jointly and severally acknowledge that the Lease Assignment provides for the direct payment to Lender of all rents and other monies due and to become due to Landlord under the Lease upon the occurrence of certain conditions as set forth in the Lease Assignment without Lender's taking possession of the Demised Premises or otherwise assuming Landlord's position or any of Landlord's obligations under the Lease. Upon receipt from Lender of written notice to pay all such rents and other monies to or at the direction of Lender, Landlord authorizes and directs Tenant thereafter to make all such payments to or at the direction of Lender, releases Tenant of any and all liability to Landlord for any and all payment so made, and shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, losses, or liabilities asserted by, through or under Landlord (except by Lender) for any and all payments so made. Upon receipt of such notice, Tenant thereafter shall pay all monies then due and becoming due from Tenant under the Lease to or at the direction of Lender, notwithstanding any provision of the Lease to the contrary. Tenant agrees that neither Lender's demanding or receiving any such payments, nor Lender's exercising any other right, remedy, privilege, power or immunity granted by the Mortgage or the Lease Assignment, will operate to impose any liability upon Lender for performance of any obligation of Landlord under the Lease unless and until Lender elects otherwise in writing. Such payments shall continue until Lender directs Tenant otherwise in writing.

      Tenant agrees not to pay any rent under the Lease more than 30 days in advance without Lender's consent. The provisions of this Paragraph 7 will apply from time to time throughout the term of the Lease.

      8. CURE. If Tenant becomes entitled to terminate the Lease or offset, withhold or abate rents because of any default by Landlord, then Tenant shall give Lender written notice specifying Landlord's default. Lender then shall have the right, but not the obligation, to cure the specified default within the following time periods:

      (a) Fifteen days after receipt of such notice with respect to defaults that can be cured by the payment of money; or

      (b) Thirty days after receipt of such notice with respect to any other default; unless the cure requires Lender to obtain possession of the Demised Premises, in which case such thirty day period shall not commence until Lender acquires possession, so long as Lender proceeds promptly to acquire possession of the Demised Premises with due diligence, by foreclosure of the Mortgage or otherwise.

Nothing contained in this Paragraph 8 shall require Lender to commence or continue any foreclosure or other proceedings, or, if Lender acquires possession of the Demised Premises, to continue such possession, if all defaults specified by Tenant in its notice are cured. Possession by a receiver, or other similar official appointed at the instance, or with the consent, of Lender shall constitute possession by Lender for all purposes under this Paragraph 8.

      9. ESTOPPEL LETTERS. Whenever reasonably requested by Lender, Landlord and Tenant from time to time shall severally execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications of all of the matters as set forth in Paragraph 6, whether Tenant has exercised any renewal option or options and any other information the Lender may reasonably require to confirm the current status of the Lease, including, without limitation, a confirmation that the Lease is and remains subordinated as provided in this Agreement.

      10. CASUALTY AND EMINENT DOMAIN. Landlord and Tenant jointly and severally agree that the Mortgage permits Lender, at its option, to apply to the indebtedness from time to time secured by the Mortgage any and all insurance proceeds payable with respect to any casualty loss at the Demised Premises and any and all awards or other compensation that may be payable for the condemnation of all or any portion of the Demised Premises, or any interest therein, or by way of negotiated settlement or conveyance in lieu of condemnation; and Landlord and Tenant jointly and severally consent to any such application by Lender. Notwithstanding the foregoing, Landlord and Lender agree that any and all insurance or condemnation proceeds payable with respect to Tenant's property or the interruption or relocation of Tenant's business (except for rental loss insurance proceeds) will be paid to Tenant, so long as they do not reduce the proceeds otherwise payable to Lender.

      11. NOTICES. All notices, demands, and other communications that must or may be given or made in connection with this Agreement must be in writing and, unless receipt is expressly required, will be deemed delivered or made 5 days after having been mailed by registered or certified mail, return receipt requested, or by express mail, in any event with sufficient postage affixed, and addressed to the parties as follows:

            TO LENDER:        c/o AMRESCO Services, L.P.
                                    235 Peachtree Street, N.E.
                                    Suite 900
                                    Atlanta, Georgia  30303
                                    Attn.: Private Sector Servicing

            TO LANDLORD:      W9/TIB Real Estate Limited Partnership
                                    c/o Archon Group, L.P.
                                    1275 K Street NW, Suite 900

                                    Washington, DC 20005


            TO TENANT:        Brooks Automation, Inc.
                                    15 Elizabeth Drive
                                    Chelmsford, MA 01824-4111
                                    Attn: Jeffrey Myrdek, C.E.M., Manager of
                                          Corporate Facilities

Such addresses may be changed by notice pursuant to this Paragraph 11; but notice of change of address is effective only upon receipt. Landlord and Tenant jointly and severally agree that they will furnish Lender with copies of all notices relating to the Lease. All communications to Lender shall reference "AMRESCO Loan No.: __________ ".

      12. SUCCESSORS AND ASSIGNS. As used in this Agreement, the word "Tenant" shall mean Tenant and any subsequent holder or holders of an interest under the Lease, as the text may require, provided that the interest of such holder is acquired in accordance with the terms and provisions of the Lease and the word "Lender" shall mean Lender or any other subsequent holder or holders of the Mortgage or any party acquiring title to the Demised Premises by purchase at a foreclosure sale, by deed of the Lender, or otherwise. Subject to the foregoing, this Agreement shall bind and inure to the benefit of Landlord, Tenant and Lender, their legal representatives, successors and assigns. The terms Lease, Mortgage and Lease Assignment shall include any and all amendments, modifications, replacements, substitutions, extensions, renewals and supplements thereto.

      13. FURTHER ASSURANCES. Landlord and Tenant from time to time shall execute and deliver at Lender's request all instruments that may be necessary or appropriate to evidence their agreement hereunder provided such instrument neither increases Tenant's obligations or decreases its rights under the Lease.

      14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.

      15. SEVERABILITY. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or to any person or to particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


LENDER:

LASALLE NATIONAL BANK, as Trustee for GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GSFL1

By:   AMRESCO Services, L.P.,
      its authorized agent

      By:   AMRESCO Mortgage Capital, Inc.,
            its general partner

            By:_____________________________
            Name:___________________________
            Title: Servicing Officer

LANDLORD:

W9/TIB REAL ESTATE LIMITED
PARTNERSHIP, a Delaware limited partnership

      By:   W9/TIB Gen-Par, Inc., a Delaware
            corporation, its general partner

      By:
           Name:
           Title:

TENANT:

BROOKS AUTOMATION, INC.


By: __________________________________
    Name:
    Title:

STATE OF _________)
                  )
COUNTY OF ________)   _____________ ___, 2000

    Then personally appeared the above-named _________________________________, __________________________________ of AMRESCO Mortgage Capital, Inc., as general partner of AMRESCO Services, L.P., as authorized agent for LaSalle National Bank, as Trustee for GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GSFL1, and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of Bankers Trust Company of California, N.A., before me,

                              ____________________________________
                              (Seal)
                              Notary Public
                              My commission expires:

STATE OF _________)
                  )
COUNTY OF ________)_    _____________ ___, 2000

    Then personally appeared the above-named _________________________________, __________________________________ of W9/TIB Gen-Par, Inc., as General Partner
of W9/TIB Real Estate Limited Partnership, and acknowledged the foregoing instrument to be his/her free act and deed, the free act and deed of W9/TIB Gen-Par, Inc., and the free act and deed of W9/TIB Real Estate Limited Partnership, before me,

                              ____________________________________
                              (Seal)
                              Notary Public
                              My commission expires:

STATE OF                   )
                           )
COUNTY OF            )                          __________ __, 2000

    Then personally appeared the above-named ________________________________, ______________________________________ of Brooks Automation, Inc., and
acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of Brooks Automation, Inc., before me,


                                    ____________________________________
                                    (Seal)
                                    Notary Public
                                    My commission expires:

                         LIST OF DEFINED TERMS

                                                              Page
                                                              ----
16 Elizabeth Drive Lease                                       20
Additional Rent                                                 2
Affiliate                                                       1
Amendment                                                      E-1
AS-IS                                                          D-1
Base Building Electrical Capacity                               8
Basic Lease Information                                         1
Basic Rent                                                      i
Building's Structure                                            8
Building                                                        i
Casualty                                                       19
Commencement Date                                               i
Construction Allowance                                         D-2
Damage Notice                                                  19
Environmental Reports                                          28
Event of Default                                               20
GAAP                                                           15
Hazardous Materials                                            27
including                                                       1
Land                                                            i
Landlord                                                        1
Landlord's Mortgagee                                           16
Law                                                             1
Laws                                                            1
Lease                                                           1
Lease Month                                                    ii
Letter of Credit                                                5
Loss                                                           16
Mortgage                                                       16
Non-Disturbance Agreement                                      18
Operating Costs                                                 2
Operating Costs and Tax Statement                               3
Permitted Transfer                                             14
Permitted Transferee                                           14
Permitted Use                                                  ii
Premises                                                        i
Prevailing Rental Rate                                         G-1
Reduction Date                                                  6
Rent                                                           ii
Rooftop Equipment                                              29
Security Deposit                                               ii
Taking                                                         18
Tangible Net Worth                                             15
Taxes                                                           3
Tenant                                                          1
Tenant Party                                                    1

                                                              Page
                                                              ----
Tenant's Proportionate Share                                   ii
Term                                                            i
Total Construction Costs                                       D-2
Transfer                                                        13
Work                                                           D-1
Working Drawings                                               D-1